                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      SOUTHWESTERN PUBLIC SERVICE COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

--------------------------------------------------------------------------------







          [LOGO OF SOUTHWESTERN PUBLIC SERVICE COMPANY APPEARS HERE]

                      SOUTHWESTERN PUBLIC SERVICE COMPANY










                        NOTICE OF 1997 ANNUAL MEETING
                                OF SHAREHOLDERS

                                      and

                                PROXY STATEMENT








                                January 8, 1997





--------------------------------------------------------------------------------

          [LOGO OF SOUTHWESTERN PUBLIC SERVICE COMPANY APPEARS HERE]

                      SOUTHWESTERN PUBLIC SERVICE COMPANY

                   Notice of Annual Meeting of Shareholders

To the holders of common shares:

        Notice is given that a meeting of the holders of common shares, $1 par value (the "Common Stock"), of Southwestern Public Service Company (the "Company") will be held at the office of the Company, SPS Tower, Tyler at Sixth, Amarillo, Texas, on January 8, 1997, at 11:00 a.m., local time, for these purposes:

                1. To elect four persons as Class I directors with terms continuing until the Annual Meeting of Shareholders in 2000 and until their respective successors are duly elected and qualified.

                2. To transact any other business which may properly come before the meeting or any adjournment or adjournments thereof.

        Holders of record of the Common Stock of the Company at the close of business on November 20, 1996, are entitled to notice of and to vote at the Annual Meeting of Shareholders or at any adjournment or adjournments thereof.

                                By order of the Board of Directors,


                                                Robert D. Dickerson
                                                          Secretary

Dated: December 2, 1996

SHAREHOLDERS ARE URGED TO SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON. NO POSTAGE IS REQUIRED.

                                                                 PROXY STATEMENT
--------------------------------------------------------------------------------

          [LOGO OF SOUTHWESTERN PUBLIC SERVICE COMPANY APPEARS HERE]

                      SOUTHWESTERN PUBLIC SERVICE COMPANY

               Annual Meeting of Shareholders -- January 8, 1997

                           SPS Tower, Tyler at Sixth
                             Amarillo, Texas 79101

                                 INTRODUCTION

        This proxy statement is furnished in connection with a solicitation by the Board of Directors of Southwestern Public Service Company (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company on January 8, 1997, at 11:00 a.m., local time, at the office of the Company set forth above, and at any adjournment or adjournments thereof, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. A shareholder may revoke a proxy at any time before it is voted by submitting a new proxy of a later date or by attending the meeting and voting in person.

        This proxy statement and the enclosed form of proxy are being mailed on or about December 2, 1996, to holders of record of common shares, $1 par value, of the Company (the "Common Stock") at the close of business on November 20, 1996 (the "Record Date"). Only holders of record on the Record Date will be entitled to vote at the meeting. The outstanding voting shares of the Company on the Record Date consisted of 40,917,908 shares of the Common Stock, each of which is entitled to one vote.

                             ELECTION OF DIRECTORS

        The Board of Directors of the Company is divided into three classes (Class I, Class II, and Class III). At each Annual Meeting of Shareholders, the directors constituting one class are elected for three-year terms. The Restated Articles of Incorporation of the Company (the "Articles") provide that the number of directors shall not be less than 9 or more than 15 and shall be divided into three classes as nearly equal in number as the then whole authorized number of directors permits. The Bylaws of the Company provide that the number of directors shall be established by resolution of the Board of Directors of the Company within the limitations stated in the Articles.

        At the 1997 Annual Meeting of Shareholders (the "Meeting"), the holders of the Common Stock will elect four persons as Class I directors with terms continuing until the Annual Meeting of Shareholders in 2000 and until their respective successors are duly elected and qualified. The Board of Directors has nominated J. C. Chambers, Giles M. Forbess, Shirley Bird Perry, and David M. Wilks, who are presently directors of the Company, for election as Class I directors.

        All of the Common Stock represented by valid proxies received from shareholders will be voted FOR the nominees for directors named above, unless authority to do so is withheld. Each nominee for director has agreed to his or her nomination and to serve if elected. If any of the nominees is unable to serve, the proxies will be voted to elect any other person for the office of director as the Board of Directors recommends in the place of that nominee.

--------------------------------------------------------------------------------

PROXY STATEMENT
--------------------------------------------------------------------------------
        A majority of the shares of the Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum entitled to transact business at the Meeting. Directors will be elected by a majority of the votes of the shareholders comprising a quorum at the Meeting. Abstentions are counted to determine the presence or absence of a quorum; however, in the election of directors, abstentions are treated as shares not voted. Since the election of directors is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if those clients have not furnished voting instructions within ten days of the Meeting, there are no "broker non-votes" to be considered at the Meeting.

        The Board of Directors recommends a vote FOR the nominees.

Information Concerning Nominees and Continuing Directors

        Certain information is set forth below concerning the nominees (Messrs. Chambers, Forbess, and Wilks and Mrs. Perry) and the eight directors whose terms of office will continue after the Meeting.

                               CLASS I DIRECTORS
                            (Terms Expire in 2000)

                         First                 Principal Occupation
                         Became               and Business Experience;
   Name and Age          Director              Other Directorships
----------------------   --------  ---------------------------------------------
J. C. Chambers--65        1978     Agent, Massachusetts Mutual Life Insurance
                                     Company, Lubbock, Texas, 1957 to present
                                     (1);
                                   Director, State National Bank of West Texas,
                                     Lubbock, Texas.

Giles M. Forbess--61      1991     President, Benton Oil Company (petroleum
                                     marketer), Lubbock, Texas, 1970 to present;
                                   President, Petroleum Transport, Inc.
                                     (trucking),  Lubbock, Texas, 1970 to
                                     present;
                                   Director, State National Bank of West Texas,
                                     Lubbock, Texas.

Shirley Bird Perry--60    1993     Vice Chancellor for Development and External
                                     Relations, The University of Texas System,
                                     Austin, Texas, 1992 to present; Vice
                                     President for Development and University
                                     Relations, The University of Texas at
                                     Austin, 1983 to 1992;
                                   Advisory Director, Texas Commerce Bank--
                                     Austin, National Association, Austin,
                                     Texas.

David M. Wilks--49        1995     President and Chief Operating Officer of the
                                     Company, 1995 to present; Senior Vice
                                     President, 1991 to 1995.
--------------------------------------------------------------------------------
2

                                                                PROXY  STATEMENT
--------------------------------------------------------------------------------
                              CLASS II DIRECTORS
                            (Terms Expire in 1998)

                         First                Principal Occupation
                         Became             and Business Experience;
      Name and Age      Director              Other Directorships
---------------------   --------   ---------------------------------------------
Gene H. Bishop--66        1988     Retired Chairman of the Board and Chief
                                     Executive Officer, Life Partners Group,
                                     Inc. (life insurance holding company),
                                     Englewood, Colorado, 1994 to present;
                                     Chairman of the Board and Chief Executive
                                     Officer, 1991 to 1994;
                                   Director, Drew Industries Incorporated,
                                     White Plains, New York;
                                   Director, First USA, Inc., Dallas, Texas;
                                   Director, First USA Paymentech, Inc.,
                                     Dallas, Texas;
                                   Trustee, Liberte Investors, Dallas, Texas;
                                   Director, Southwest Airlines Company, Dallas,
                                     Texas.

C. Coney Burgess--59      1994     President, Burgess-Herring Ranch Company
                                     (agriculture), Amarillo, Texas, 1974 to
                                     present;
                                   President, Chain-C, Inc. (agriculture),
                                     Amarillo, Texas, 1968 to present;
                                   Chairman of the Board, Herring Bancorp, Inc.
                                     (bank holding company), Vernon, Texas,
                                     1991 to present;
                                   President, Monarch Trust Company, Amarillo,
                                     Texas, 1972 to present;
                                   Director, First Bank and Trust, Clarendon,
                                     Texas;
                                   Director, Herring National Bank, Vernon,
                                     Texas.

J. Howard Mock--55        1992     Chairman of the Board and Chief Executive
                                     Officer, Jaynes Corporation (general
                                     contractors), Albuquerque, New Mexico,
                                     1988 to present;
                                   Chairman of the Board, Banes General
                                     Contractors, El Paso, Texas, 1989 to
                                     present;
                                   Advisory Director, Norwest Banks New Mexico,
                                     N.A., Albuquerque, New Mexico.

Gary W. Wolf--58          1986     Senior Partner, Cahill Gordon & Reindel
                                     (attorneys), New York, New York, 1970 to present (2).
                                   Director, New Jersey Resources Corporation,
                                     Wall, New Jersey.

--------------------------------------------------------------------------------

PROXY STATEMENT
--------------------------------------------------------------------------------
                              CLASS III DIRECTORS
                            (Terms Expire in 1999)

                          First        Principal Occupation
                         Became      and Business Experience;
     Name and Age       Director        Other Directorships
----------------------  --------   ---------------------------------------------
Danny H. Conklin--61      1988     Petroleum Geologist and Partner, Philcon
                                     Development Co. (oil and gas production and exploration), Amarillo, Texas, 1960 to present;
                                   Director, Boatmen's First National Bank of
                                     Amarillo, Amarillo, Texas;
                                   Director, Parallel Petroleum Corporation,
                                     Midland, Texas.

Bill D. Helton--58        1990     Chairman of the Board and Chief Executive
                                     Officer of the Company, 1991 to present;
                                   Director, Boatmen's First National Bank of
                                     Amarillo, Amarillo, Texas.

R. R. Hemminghaus--60     1994     Chairman, Chief Executive Officer, and
                                     President, Diamond Shamrock, Inc. (regional refiner and marketer of petroleum products), San Antonio, Texas, 1987 to present;
                                   Deputy Chairman and Director, Federal
                                     Reserve Bank of Dallas, Dallas, Texas;
                                   Director, Luby's Cafeterias, Inc., San
                                     Antonio, Texas.

Don Maddox--55            1983     Director, Maddox Law Firm, P.C. (attorneys),
                                     Hobbs, New Mexico, 1982 to present.
------------
(1) At August 31, 1996, the Company had in force $10,100,000 aggregate face amount of insurance policies on the lives of certain executives and participants in the Company's Supplemental Retirement Income Plan (the "Supplemental Plan") for which the Company paid $163,153 in premiums. Mr. Chambers, a director of the Company and an agent of the insurer, received commissions during the fiscal year ended August 31, 1996, in the amount of $7,328 in connection therewith. Mr. Chambers will also receive commissions during the 1997 fiscal year on these policies.

(2) Cahill Gordon & Reindel represents the Company as legal counsel with respect to various matters.

Meetings and Committees of the Board of Directors

        The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee.

--------------------------------------------------------------------------------
4

                                                                 PROXY STATEMENT
--------------------------------------------------------------------------------
        The Audit Committee consists of Messrs. Chambers (chairman), Burgess, Conklin, and Maddox and Mrs. Perry, none of whom is an officer of the Company. This committee held four meetings during the 1996 fiscal year. It recommends to the Board of Directors the appointment of the Company's independent public accountants to audit the books and accounts of the Company. In this connection, it reviews the nonaudit-related services rendered and to be rendered by the independent public accountants and the fees paid and to be paid for the services, the auditing arrangements and the scope of the independent public accountants' audits of the books, the results of the audits, and any problems identified by the independent public accountants regarding internal controls.
It also meets with a representative of the Company's internal audit department to review that department's examinations and reports on the Company's internal controls and other activities.

        The Compensation Committee consists of Messrs. Forbess (chairman), Bishop, Hemminghaus, and Mock, none of whom is an officer of the Company. This committee held five meetings during the 1996 fiscal year. Its functions are to review and make recommendations to the Board of Directors on all matters relating to the compensation of the directors and executive officers of the Company and to administer and make recommendations to the Board of Directors regarding the Company's EPS Performance Unit Plan (the "EPS Plan"), Incentive Compensation Plan (the "Incentive Plan"), and 1989 Stock Incentive Plan (the "1989 Plan").

        During the 1996 fiscal year, the Board of Directors held eight meetings. Except for Mr. Bishop, none of the directors attended fewer than 75 percent of the meetings of the Board of Directors and its committees on which they served.

--------------------------------------------------------------------------------

PROXY STATEMENT
--------------------------------------------------------------------------------
Ownership of Equity Securities by Directors and Executive Officers

        The following tabulation shows as of September 30, 1996, the number of shares of each class of the Company's equity securities beneficially owned by each director, each executive officer named in the Summary Compensation Table, and the directors and executive officers of the Company as a group. None of the individual or collective holdings listed below exceeds 1 percent of the Common Stock.

                                                 Amount and Nature of Securities
              Name           Title of Security        Beneficially Owned (1)
        ------------------   -----------------   -------------------------------
        Gene H. Bishop          Common Stock                 15,751(2)
        Doyle R. Bunch II       Common Stock                 10,767(3)
        C. Coney Burgess        Common Stock                  1,664(4)
        J. C. Chambers          Common Stock                  1,897
        Danny H. Conklin        Common Stock                  5,067(5)
        Giles M. Forbess        Common Stock                  1,450
        Henry H. Hamilton       Common Stock                 13,798(6)
        Bill D. Helton          Common Stock                 22,752(7)
        R. R. Hemminghaus       Common Stock                    868
        Kenneth L. Ladd, Jr.    Common Stock                  7,504(8)
        Don Maddox              Common Stock                 24,816(9)
        J. Howard Mock          Common Stock                  1,815(10)
        Shirley Bird Perry      Common Stock                  1,292
        David M. Wilks          Common Stock                 11,714(11)
        Gary W. Wolf            Common Stock                  2,352
        All of the above and
         other executive
         officers as a group
         (21 persons)           Common Stock                176,398(12)
---------------
 (1) A director or executive officer is considered to beneficially own the Common Stock if the director or executive officer, directly or indirectly, has or shares the power to vote or dispose of, or direct the voting or the disposition of, the Common Stock or has the right to acquire such power with respect to the Common Stock within 60 days. The number of shares does not include fractional shares resulting from participation in the Company's Dividend Reinvestment and Cash Payment Plans or the Employee Investment Plan (the "EIP") or fractional share equivalents resulting from participation in the Company's Directors' Deferred Compensation Plan (the "Directors' Deferred Plan").

 (2) Includes 4,751 share equivalents held pursuant to the Directors' Deferred Plan, over which Mr. Bishop has no voting or investment power.

--------------------------------------------------------------------------------
6

                                                                 PROXY STATEMENT
--------------------------------------------------------------------------------
 (3) Includes 4,577 shares held for the benefit of Mr. Bunch in the EIP, over which Mr. Bunch has sole voting power but no investment power. Includes 1,944 restricted share equivalents held pursuant to the 1989 Plan, over which Mr. Bunch has no voting or investment power. Also includes 526 shares that may be acquired within 60 days of September 30, 1996, pursuant to the exercise of options granted under the 1989 Plan.

 (4) Shares held by Herring Bancorp, Inc., of which Mr. Burgess is the majority shareholder.

 (5) Includes 100 shares owned by Mr. Conklin's wife, 467 shares held by Philcon Development Co. Retirement Plan and Trust, and 500 shares held in a trust of which Mr. Conklin is trustee and his sons are beneficiaries.

 (6) Includes 6,505 shares held for the benefit of Mr. Hamilton in the EIP, over which Mr. Hamilton has sole voting power but no investment power. Includes 1,860 restricted share equivalents held pursuant to the 1989 Plan, over which Mr. Hamilton has no voting or investment power. Also includes 478 shares that may be acquired within 60 days of September 30, 1996, pursuant to the exercise of options granted under the 1989 Plan.

 (7) Includes 5,615 shares held for the benefit of Mr. Helton in the EIP, over which Mr. Helton has sole voting power but no investment power. Includes 4,008 restricted share equivalents held pursuant to the 1989 Plan, over which Mr. Helton has no voting or investment power. Also includes 938 shares that may be acquired within 60 days of September 30, 1996, pursuant to the exercise of options granted under the 1989 Plan. Also includes 756 shares held in trusts for the benefit of Mr. Helton's grandchildren. Mr. Helton's wife retains the right to the corpus of the trusts upon their termination. Mr. Helton disclaims beneficial ownership of the shares held in the trusts.

 (8) Includes 751 shares held for the benefit of Mr. Ladd in the EIP, over which Mr. Ladd has sole voting power but no investment power. Includes 1,884 restricted share equivalents held pursuant to the 1989 Plan, over which Mr. Ladd has no voting or investment power. Also includes 488 shares that may be acquired within 60 days of September 30, 1996, pursuant to the exercise of options granted under the 1989 Plan. Also includes 211 shares held in a trust of which Mr. Ladd is trustee and his grandchildren are beneficiaries.

 (9) Includes 750 shares owned by Mr. Maddox's wife and 4,825 shares and 5,175 shares held in trusts of which Mr. Maddox is trustee and his daughter and son, respectively, are beneficiaries.

(10) Includes 1,105 share equivalents held pursuant to the Directors' Deferred Plan, over which Mr. Mock has no voting or investment power.

(11) Includes 1,985 shares held for the benefit of Mr. Wilks in the EIP, over which Mr. Wilks has sole voting power but no investment power. Includes 2,484 restricted share equivalents held pursuant to the 1989 Plan, over which Mr. Wilks has no voting or investment power. Also includes 501 shares that may be acquired within 60 days of September 30, 1996, pursuant to the exercise of options granted under the 1989 Plan.

(12) Includes 42,080 shares held for the benefit of the executive officers in the EIP, over which the executive officers have sole voting power but no investment power. Includes 972 shares held pursuant to the 1989 Plan, over which the executive officers have sole voting power but no investment power, and 20,660 restricted share equivalents held pursuant to the 1989 Plan, over which the executive officers have no voting or investment power. Also includes 5,035 shares that may be acquired within 60 days of September 30, 1996, pursuant to the exercise of options granted under the 1989 Plan.

--------------------------------------------------------------------------------

PROXY STATEMENT
--------------------------------------------------------------------------------
                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

        References to "SAR" and "FY" in the tables below mean stock appreciation rights and fiscal year, respectively.

Summary of Cash and Certain Other Compensation

        The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of its Chief Executive Officer and the other four most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) for the fiscal years ended August 31, 1996, 1995, and 1994:

Summary Compensation Table

                                                                   Long-term Compensation
                                         Annual Compensation       ----------------------
                                     ----------------------------         Awards
                                                          Other         ----------
                                                         Annual         Restricted             All Other
                                                         Compen-          Stock                 Compen-
                                                         sation          Award(s)                sation
 Name and Principal Position   Year  Salary($) Bonus($) ($)(1)(2)         ($)(3)               ($)(2)(4)
-----------------------------  ----  --------- -------- ---------       ----------             ---------
Bill D. Helton                 1996   318,333  100,000   20,126           61,105                   12,245
   Chairman of the Board and   1995   291,667   95,300   43,878                0                  128,513
   Chief Executive Officer;    1994   265,000   73,381        0                0                    5,433
   Director

David M. Wilks                 1996   196,667   55,038   10,750           38,115                    6,046
   President and               1995   148,121   51,340   23,345                0                   65,047
   Chief Operating Officer;    1994   143,900   38,735        0                0                    2,415
   Director

Doyle R. Bunch II              1996   153,426   39,306   11,286           30,129                    6,343
   Executive Vice President,   1995   148,818   43,410   24,718                0                   65,850
   Accounting and              1994   145,900   33,797        0                0                    2,479
   Corporate Development

Kenneth L. Ladd, Jr.           1996   149,050   37,424   10,471           29,040                   3,064
   Senior Vice President       1995   143,201   38,222   22,787                0                  62,625
                               1994   139,300   35,680        0                0                   2,685

Henry H. Hamilton              1996   147,447   38,916   10,256           28,556                   6,712
   Vice President, Production  1995   140,427   40,477   22,293                0                  62,807
                               1994   136,600   37,355        0                0                   3,099

-----------------
(1) The amounts shown in this column consist of tax reimbursements credited to the performance unit accounts of Messrs. Helton, Wilks, Bunch, Ladd, and Hamilton for the fiscal years ended August 31, 1995 and 1996, pursuant to the EPS Plan.

(2) In the 1993 fiscal year, pursuant to the EPS Plan, the Board of Directors granted Messrs. Helton, Wilks, Bunch, Ladd, and Hamilton performance units (the "Performance Units") in each fiscal year ending August 31, 1993, 1994, and 1995; and in the 1995 fiscal year, the Board of Directors granted to those same executives Performance Units in each of the seven fiscal years ending August 31, 1996, through

--------------------------------------------------------------------------------
8

                                                                 PROXY STATEMENT
--------------------------------------------------------------------------------
    2002. The Performance Units equal the amount of the executive's base salary actually paid during each fiscal year, i.e., one Performance Unit per $1 of base salary. Each Performance Unit creates a credit to each executive officer's account in an amount derived by multiplying the increase, if any, of earnings per share of the Common Stock for the current fiscal year over the prior year's earnings per share by the executive officer's Performance Units. The executive officer must apply all dollar amounts thereby credited to his account to the exercise price of options granted pursuant to the 1989 Plan, except in certain instances as provided in the EPS Plan. When amounts credited to the executive officer's account become subject to the payment of income taxes, his account is also credited in that amount. For the fiscal year ended August 31, 1996, Messrs. Helton, Wilks, Bunch, Ladd, and Hamilton were awarded 318,333, 196,667, 153,426, 149,050, and 147,447 Performance
    Units, respectively, which had no value because earnings for the 1996 fiscal year did not increase over those of the 1995 fiscal year.

(3) In the 1996 fiscal year, Messrs. Helton, Wilks, Bunch, Ladd, and Hamilton were granted 2,020, 1,260, 996, 960, and 944 performance non-certificated restricted stock awards, respectively, pursuant to the 1989 Plan, consisting of that nearest number of whole shares of the Common Stock equal to 20 percent of the executive officer's base salary on September 1, 1995, divided by the fair market value on September 1, 1995, subject to certain performance objectives and vesting restrictions. The amounts reported in the summary compensation table represent the market value of unrestricted Common Stock at the date of grant. A stock certificate was issued in the executive's name for 100 percent of the shares, on the basis of 25 percent of the shares for attaining each of the following four performance objectives for the fiscal year ending August 31, 1996: (i) total shareholder return on the Common Stock equal to or better than the S&P 24 Electric Utilities Index, (ii) total return on common equity of the Company at least equal to or better than the third highest of the ten utilities comparable to the Company in kilowatt-hour sales, (iii) average retail rates of the Company equal to or better than the third lowest when compared to the average retail rates of the composite regional companies, and (iv) dividend payout ratio of 90 percent or less of the Company's annual earnings per share. Thus, 100 percent of the shares were transferred to the executive because all four performance objectives were met. Because a "change of control" occurred on January 31, 1996, for purposes of the 1989 Plan, restrictions lapsed and the shares vested on September 1, 1996 (rather than the scheduled vesting date of August 31, 2001). Dividend equivalents were not paid on the non-certificated restricted stock. At August 31, 1996, such stock had market values of $66,155, $41,265, $32,619, $31,440, and $30,916 for Messrs. Helton, Wilks, Bunch, Ladd, and Hamilton, respectively.

    Dividends are payable on previously awarded certificated restricted shares, whether or not the shares are vested, if and to the extent paid on the Common Stock generally. As of August 31, 1996, Messrs. Helton, Wilks, Bunch, Ladd, and Hamilton held 536, 138, 147, 134, and 132 restricted shares, respectively, of the Common Stock, which shares vested on that date, were awarded pursuant to the 1989 Plan, and had market values of $17,554, $4,520, $4,814, $4,389, and $4,323, respectively.

--------------------------------------------------------------------------------

PROXY STATEMENT
--------------------------------------------------------------------------------
(4) The amounts shown for the 1996 fiscal year are comprised of the following:

                                                 Company
                                              Contributions
                                                 to the
                                Company       Non-Qualified
                             Contributions   Salary Deferral   Insurance
          Name                to the EIP          Plan          Premiums
    --------------------     -------------   ---------------   ---------
    Bill D. Helton              $3,537           $7,046          $1,662
    David M. Wilks               3,110            1,726           1,210
    Doyle R. Bunch II            2,889            2,365           1,089
    Kenneth L. Ladd, Jr.         1,488                0           1,576
    Henry H. Hamilton            2,860            2,190           1,662

Option/SAR Exercises and Values

        The following table provides information for the executive officers named below, concerning the exercise of options/SARs during the last fiscal year and unexercised options/SARs held as of the end of the fiscal year:

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                                Number of
                                                               Securities          Value of
                                                               Underlying         Unexercised
                                                               Unexercised        In-the-Money
                                                             Options/SARs at     Options/SARs at
                                                               FY-End (#)         FY-End ($)

                       Shares Acquired                        Exercisable/      Exercisable/
     Name              on Exercise (#)   Value Realized ($)  Unexercisable      Unexercisable(1)
--------------------   ---------------   ------------------  ---------------    ----------------
Bill D. Helton             2,045              4,218             0/5,624            0/184,186
David M. Wilks             1,088              2,244             0/3,008            0/ 98,512
Doyle R. Bunch II          1,152              2,376             0/3,157            0/103,392
Kenneth L. Ladd, Jr.       1,062              2,190             0/2,924            0/ 95,761
Henry H. Hamilton          1,039              2,143             0/2,869            0/ 93,960

-------------------
(1) The closing price of the Common Stock on August 31, 1996, was $32.75 per share, and the exercise price for all options was $30.8125 per share.

Retirement Benefits

        The following table contains approximate annual retirement benefits payable to executive officers and certain key employees of the Company in certain salary classifications pursuant to its non-contributory retirement plan (the "Retirement Plan") and the Supplemental Retirement Income Plan (the "Supplemental Plan"), assuming retirement on August 31, 1996, at age 65 and election of the lifetime only option under the Retirement Plan and not one of the various survivor options. The annual retirement benefits payable under any other option would generally be lower than the amounts shown in the table. The amounts listed in the table take into account the reduction for Social Security benefits.

--------------------------------------------------------------------------------
10

                                                                 PROXY STATEMENT
--------------------------------------------------------------------------------
                              Pension Plan Table

                                           Years of Service (1)
                         --------------------------------------------------------------
Remuneration (2)(3)         15        20         25         30         35         40
-----------------------  -------   --------   --------   --------   --------   --------
  $125,000.............  $30,590   $ 40,787   $ 65,892   $ 79,620   $ 86,483   $ 86,483
   150,000.............   36,768     49,024     82,365     98,838    107,075    107,075
   175,000.............   42,945     57,260     98,838    118,057    127,666    127,666
   200,000.............   49,122     65,497    115,311    137,275    148,257    148,257
   225,000.............   55,300     73,733    131,784    156,494    168,848    168,848
   250,000.............   61,477     81,970    148,257    175,712    189,440    189,440
   300,000.............   73,832     98,443    181,203    214,149    230,622    230,622
   350,000.............   86,187    114,916    214,149    252,586    271,805    271,805
   400,000.............   98,541    131,389    247,095    291,023    312,987    312,987

--------------------
(1) Includes years of credited service with the Company and accumulated, unused sick leave. As of August 31, 1996, Messrs. Helton, Wilks, Bunch, Ladd, and Hamilton had accrued 33, 19, 21, 35, and 34 years of service, respectively.

(2) As of August 31, 1996, the amount of compensation covered by the Retirement and Supplemental Plans for Messrs. Helton, Wilks, Bunch, Ladd, and Hamilton was $325,000, $200,000, $155,000, $151,000, and $150,000, respectively, which corresponded to each executive officer's annual base salary at that date.

(3) The Supplemental Plan provides for (i) a pre-retirement death benefit for the surviving spouse of a participant who dies while employed and has at least 25 years of service with the Company and its subsidiaries equal to a percentage of the final monthly salary of the participant, converted into an amount that would be received by a surviving spouse under the Retirement Plan on a joint and two-thirds survivor form of payment and reduced by the amount that would be paid under the Retirement Plan; and (ii) post-retirement death benefit protection in the amount of $70,000.

Employment Agreements

        The Company has entered into employment agreements (the "Employment Agreements") with the executive officers of the Company, including Messrs. Helton, Wilks, Bunch, Ladd, and Hamilton, and one key employee. Following a Change of Control (as defined in the Employment Agreements), the Employment Agreements provide for a three-year employment term, and they specify the employee's position, salary, bonus, and benefits payable during that period. If, following a Change of Control, the employee's employment is terminated before the end of the three-year term by the Company for any reason other than cause, death, or disability or by the employee for "good reason" or for any reason during the 30-day period immediately following the first anniversary of consummation of the merger with Public Service Company of Colorado, then the Company will pay to the employee a severance benefit in a lump sum equal to three times the sum of (i) the employee's base salary (on an annualized basis) for the year which includes the date of termination and (ii) the highest annual bonus earned (whether or not deferred) by the employee during the three years immediately preceding the year which includes the date of termination. In addition, the Company will be obligated to (i) pay to the employee an amount equal to a pro rata portion of the annual bonus paid to the employee for the last full fiscal year, prorated based on the number of days in the current fiscal year through the date of termination; (ii) continue to provide life insurance, disability, health, dental, and other employee welfare benefits to the employee and his dependents for a period equal to the lesser of three years following the date of termination or until the employee obtains substantially comparable coverage from another employer; (iii) treat the employee as if he had continued participation and benefit accruals under the

--------------------------------------------------------------------------------

PROXY STATEMENT
--------------------------------------------------------------------------------
Supplemental Plan for three years following the date of termination; and (iv) pay to the employee any compensation previously deferred by the employee, together with any accrued earnings thereon.

        A Change of Control occurred on January 31, 1996, when the shareholders of the Company approved the agreement and plan of reorganization, as amended, relating to a "merger-of-equals" transaction with Public Service Company of Colorado.

Compensation of Directors

        Members of the Board of Directors who are not employees of the Company are paid (i) a retainer at the annual rate of $15,000 per fiscal year (or fraction thereof), payable in monthly installments; (ii) $1,000 for participation in each regular or special meeting of the Board of Directors;
(iii) $1,000 for participation in an informational meeting of the Board of Directors if the Chairman of the Board, after consultation with the Chairman of the Compensation Committee, deems compensation appropriate; (iv) $800 for participation in each committee meeting of the Board of Directors; and (v) $500 for serving as Chairman of the Audit Committee or Chairman of the Compensation Committee for each committee meeting attended.

        Two non-employee members of the Board of Directors also serve on the Board of Directors of the Company's subsidiaries -- Mr. Conklin serves on the Board of Directors of Quixx Corporation, and Mr. Mock serves on the Board of Directors of Utility Engineering Corporation. These directors are paid $1,000 for participation in each regular, special, or informational meeting of the Board of Directors of the respective subsidiary.

        Under the Directors' Deferred Plan, compensation payments may be deferred in whole or in part at the election of the director. Compensation so deferred may be denominated in dollars or in shares of the Common Stock determined by reference to the average of the high and low market prices on the date of deferral. Share-denominated accounts will be credited with dividends, if any, and dollar accounts will be credited monthly at a rate equal to the base rate of Bank One, Texas, N.A., Dallas, Texas.

        On January 31, 1996, the Board of Directors adopted a tenure policy for non-employee directors of the Company to assure the continued availability to the Company of the directors' advice and counsel utilizing their varied experience after their retirement. Under the policy, and in consideration of the directors' agreement to provide advice and counsel to the Board of Directors as requested, all non-employee directors retiring after the adoption of the policy on their normal retirement date and having served a minimum of ten years will be paid an annual retainer equal to their annual retainer in effect on the director's retirement date. This retainer will be paid for ten years in 120 equal monthly installments or until the death of the director, whichever occurs first. In addition, any non-employee director who has served as a director for at least ten full years and who does not seek reelection for reasons other than a physical or mental disability or an inability or unwillingness to conduct his or her duties as a director shall also be paid this retainer.

        Presently, only three directors have served a minimum of ten years.

                                ---------------

Compensation Committee Report on Executive Compensation

        General. The Compensation Committee of the Board of Directors (the "Committee") is composed of independent, non-employee directors. The Committee is responsible for reviewing and approving the compensation paid to executive officers of the Company, including salaries, bonuses, stock options, and other incentive awards, and administering the EPS Plan, the Incentive Plan, and the 1989 Plan. Following review
--------------------------------------------------------------------------------
12

                                                                 PROXY STATEMENT
--------------------------------------------------------------------------------
and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.

        Compensation Policy for Executive Officers. The Committee's policy regarding executive pay is to offer competitive and incentive-based compensation to executive officers. That policy is based on the following objectives:

        . To enhance the Company's competitiveness by attracting and retaining quality talent.

        . To link executive officers' long-term earnings to the long-term success of the Company.

        . To reward individual performance as well as team accomplishments.

        . To consider base and total compensation commensurate for similar positions, as determined by reference to surveys of electric utility companies based on comparable kilowatt-hour sales.

        Other than as described under "Components of Compensation/Annual Incentives" below, there is no specific formula pursuant to which any executive officer's compensation is adjusted or incentive awards are made. Consideration is given to the Company's return on equity, cash flow, dividends, and other factors. Executive officers' contributions to such items are subjectively evaluated by the Committee (after consultation with the Chief Executive Officer and the Chief Operating Officer) in determining adjustments to salaries and whether incentive awards will be made.

        In determining compensation for executive officers, the Committee reviews and considers compensation information, adjusted for the consumer price index, from companies with comparable kilowatt-hour sales and targets the average compensation levels of individuals in comparable positions at these companies. The Committee believes that these companies are the Company's most direct competitors for executive talent. Thus, the peer group used to compare total compensation is not the same as the S&P 24 Electric Utilities Index used in the performance graph included in this proxy statement.

        Based on the Company's current level of compensation, it is not necessary to adopt a policy at this time with respect to Section 162(m) of the Internal Revenue Code.

        Components of Compensation/Base Salary. Salary grades with minimum, midpoint, and maximum ranges were established as guidelines for each executive officer position based on salary information from comparable companies as described above. Once a range is established for a particular position, the base salary compensation of each executive officer is determined by the potential impact of each executive on the Company's operations, the skills and experience required by the job, and the performance and potential of the executive in the job. The Chief Executive Officer annually reviews the other executive officers' base salaries, and the Committee acts after considering the recommendations of the Chief Executive Officer. Base salary adjustments are based on a subjective evaluation of each executive's performance against established individual expectations and objectives, the executive's compensation position within a designated salary range, and individual performance, initiative, and contribution to the achievement of goals, such as earnings growth and containment of operating and maintenance expenses. In determining an appropriate salary adjustment, consideration is also given to the level of responsibility, the experience of the executive, the degree to which planned objectives were achieved, the competitiveness of the executive's compensation, and the profitability of the Company. In making its decision, the Committee does not assign specific weights to the factors considered.

        The midpoint in the salary grade for the Chief Executive Officer was the average of the Chief Executive Officers' salaries in comparable companies. Mr. Helton's base salary is below that midpoint.
--------------------------------------------------------------------------------

PROXY STATEMENT
--------------------------------------------------------------------------------
        Mr. Helton has been the Chief Executive Officer of the Company since October 1990. His salary is set annually as of January 1 by the Board of Directors upon the recommendation of the Committee. In recommending the salary set as of January 1, 1996, the Committee acknowledged Mr. Helton's leadership and contributions to planning and strategy development. After reviewing earnings and dividends for fiscal 1995, the Committee decided that the salary for each executive officer, including Mr. Helton, should be increased, and that Mr. Helton's salary should be increased from $305,000 to $325,000.

        Components of Compensation/Annual Incentives. Each executive officer is entitled to a minimum annual bonus award pursuant to the agreements described above under "Employment Agreements" equal to the average of the highest annual bonuses payable to the executive officer for two of the last three fiscal years preceding the date of the Change of Control. In addition, executive officers, including Mr. Helton, are provided an opportunity to receive incentive awards above the minimum amount in accordance with a policy that rewards individual and team performance versus established objectives. Each fiscal year is a performance period (the "Performance Period") for evaluating employee and Company performance. The amount available to be placed in the pool for any Performance Period is 0.5 percent of the Company's fiscal year earnings applicable to the Common Stock. However, 50 percent of the amount available for the pool is funded only if the Company's actual return on average common shareholders' equity is at least 90 percent of the Company's budgeted return for the Performance Period, as approved by the Board of Directors. That goal was not met for the 1996 Performance Period primarily because of merger- and transition-related expenses. The remainder of the amount available for the pool may be funded to the extent the Committee determines that management has substantially met certain goals approved by the Committee at the beginning of the Performance Period and after considering other appropriate criteria. For the 1996 Performance Period, 7 of the 14 goals were achieved. The goals for the 1996 Performance Period related to the critical merger- and transition-related tasks; reduction of employee personal injuries; production plant equivalent availability factors; various expenses per customer; wholesale markets; on-system residential, commercial, industrial, agricultural, and wholesale load additions; net income increase for Utility Engineering Corporation; index of reliability; reduction in employee absenteeism; fuel and purchased power cost per kilowatt-hour sold; operating income per kilowatt-hour sold; production expenses, excluding fuel and purchased power per kilowatt-hour generated; off-system sales margin revenue per share; and net income increase for Quixx Corporation (the last seven goals were not met). The amount available to be awarded based on the achievement of these specific goals, if each goal were given equal weight, would have been less than the amount provided under the Employment Agreements. However, the Committee believed that the merger- and transition-related activities undertaken by the executive officers have a greater potential of increasing shareholder value in the long term than the achievement of certain of the other goals and should be given greater weight. Therefore, the Committee determined that the overall performance of the executive officers and, in particular, the contributions of each executive officer in merger-related tasks and the transition process deserved recognition and awarded bonuses in an amount equal to the minimum bonus awards provided in the Employment Agreements to each executive officer, other than Mr. Helton and Mr. Wilks, whose bonuses exceeded the minimum provided in the Employment Agreements. A participant may defer distribution of all or a portion of his benefits so that they will be payable over the five-year period following retirement; however, all deferred amounts will be paid to a participant upon consummation of the merger. Interest on deferred benefits is accrued at the prime rate of interest.

        Mr. Helton was granted an annual bonus incentive award for the 1996 Performance Period of $100,000. The Committee determined this bonus award based upon a subjective evaluation of Mr. Helton's leadership in planning, strategy development, and overall performance of the Company and his contributions in connection with merger-related activities and the transition process.

        Components of Compensation/Long-term Incentives. The 1989 Plan permits the grant to executive officers of stock options and awards of the Common Stock (including restricted stock) on terms and
--------------------------------------------------------------------------------
14

                                                                 PROXY STATEMENT
--------------------------------------------------------------------------------
conditions determined by the Committee and approved by the Board of Directors. The Committee considers these equity-based awards to be an integral part of the Company's overall compensation program for executive officers, including Mr. Helton. Long-term incentive compensation is intended to promote long-term growth, to allow participants to acquire the Common Stock and thereby further correlate their personal interests with the interests of other shareholders, and to enable the Company to match long-term compensation with long-term performance. Through these grants, the actual amount of the executive officers' long-term compensation depends on future increases in shareholder value. The Committee's goal is to increase executive ownership of the Common Stock so that executive officers will have a significant interest as shareholders in the Company's performance. On July 23, 1996, Mr. Helton and the other executive officers were granted performance non-certificated restricted stock awards consisting of that nearest number of whole shares of the Common Stock equal to 20 percent of the executive officer's base salary on September 1, 1996, divided by the fair market value on September 1, 1996, subject to certain performance objectives and vesting restrictions. A stock certificate will be issued in the executive's name for up to 100 percent of the shares as soon as practicable after September 1, 1997, on the basis of 25 percent of the shares for attaining each of the following four performance objectives for the fiscal year ending August 31, 1997: (i) total shareholder return on the Common Stock equal to or better than the S&P 24 Electric Utilities Index, (ii) total return on common equity of the Company at least equal to or better than the third highest of the ten utilities comparable to the Company in kilowatt-hour sales, (iii) average retail rates of the Company equal to or better than the third lowest when compared to the average retail rates of the composite regional companies, and
(iv) dividend payout ratio of 90 percent or less of the Company's annual earnings per share. Thus, 100 percent of the shares will be transferred to the executive if all four performance objectives are met. Restrictions will lapse and the shares will vest on the earlier of (i) September 1, 1997, and (ii) consummation of the merger with Public Service Company of Colorado; provided that if such vesting occurs before September 1, 1997, the performance objectives will be measured from September 1, 1996, to a specified date before consummation of the merger, and the number of shares awarded will be prorated based on the date of the merger.

        Performance Units, pursuant to the EPS Plan, were previously granted to the executive officers in each fiscal year ended August 31, 1993, 1994, and 1995, to increase share ownership by encouraging the exercise of options granted under the 1989 Plan in circumstances where actions by the key employees of the Company and its subsidiaries have improved shareholder returns. Additional Performance Units were granted on July 25, 1995, in each of the seven fiscal years ending August 31, 1996, through 2002. The Performance Units equal the amount of the executive's base salary actually paid during each fiscal year, i.e., one Performance Unit per $1 of base salary. Each Performance Unit creates a credit to each executive officer's account in an amount derived by multiplying the increase, if any, of earnings per share of the Common Stock for the current fiscal year over the prior year's earnings per share by the executive officer's Performance Units. The executive officer must apply all dollar amounts thereby credited to his account to the exercise price of options granted pursuant to the 1989 Plan, except in certain instances as provided in the EPS Plan. When amounts credited to the executive officer's account become subject to the payment of income taxes, his account is also credited in that amount.

        The Performance Units granted for the fiscal year ended August 31, 1996, had no value because earnings for the 1996 fiscal year did not increase over those of the 1995 fiscal year.

        Mr. Gene H. Bishop, a director of the Company, was appointed to the Committee on January 31, 1996.

Compensation Committee of the Board of Directors: Giles M. Forbess, Chairman
                                                  Gene H. Bishop
                                                  R. R. Hemminghaus
                                                  J. Howard Mock
                              ------------------
--------------------------------------------------------------------------------

PROXY STATEMENT
--------------------------------------------------------------------------------
Performance Graph

        Below is a graph comparing the cumulative total shareholder return on the Common Stock with the cumulative return of companies in the S&P 500 Stock Index and the S&P 24 Electric Utilities Index.

        This illustration assumes $100 invested on August 31, 1991, in the Company, the S&P 500 Stock Index, and the S&P 24 Electric Utilities Index. Each mark on the axis displaying the years 1991 through 1996 represents August 31 of that year. Total return includes reinvestment of all dividends. The historical shareholder return shown below may not indicate future performance.

           Five-year Cumulative Total Shareholder Return Comparison
                               Performance Graph

                     [SWPS PERFORMANCE GRAPH APPEARS HERE]


                                                    August 31,
                                  --------------------------------------------
                                  1991    1992    1993    1994    1995    1996
                                  ----    ----    ----    ----    ----    ----
The Company...................... $100    $111    $112    $106    $128    $150
S&P 500 Stock Index..............  100     108     124     128     155     183
S&P 24 Electric Utilities Index..  100     116     145     129     151     168

--------------------------------------------------------------------------------
16

                                                                 PROXY STATEMENT
--------------------------------------------------------------------------------
                     OTHER OWNERSHIP OF EQUITY SECURITIES

        The following table contains certain information regarding persons who the Company has been advised are beneficial owners of more than 5 percent of the Common Stock as of the date indicated in the footnote to the table.

        Name and Address of               Amount and Nature of
        Beneficial Owner                  Beneficial Ownership  Percent of Class
        --------------------------------  --------------------  ----------------
        Franklin Resources, Inc.              3,380,250(1)            8.3
        777 Mariners Island Boulevard
        San Mateo, California 94403-7777
---------------------
(1) According to Schedule 13G filed as of December 31, 1995, with the Securities and Exchange Commission by Franklin Resources, Inc. ("Franklin"), Franklin had (i) sole voting power with respect to 3,367,000 shares; (ii) sole dispositive power with respect to 1,100 shares; and (iii) shared dispositive power with respect to 3,379,150 shares.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        The firm of Deloitte & Touche LLP has been appointed by the Board of Directors to audit the accounts of the Company for the 1997 fiscal year, or for a shorter period that may be necessary as a result of completing the merger with Public Service Company of Colorado. Deloitte & Touche LLP has been the Company's independent public accountants since 1993. Representatives of the firm are expected to attend the Meeting to answer appropriate questions which any shareholder may ask, and those representatives will have an opportunity to make a statement to the Meeting if they desire to do so.

--------------------------------------------------------------------------------

PROXY STATEMENT
--------------------------------------------------------------------------------
                                 OTHER MATTERS

        The Board of Directors knows of no business to be presented for consideration at the Meeting other than that stated in the Notice of Annual Meeting of Shareholders. If any other business should come before the Meeting, the persons named as proxies in the enclosed proxy intend to vote in accordance with their judgment on such business. The cost of this proxy solicitation will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone, telegraph, and facsimile by officers, directors, and regular employees of the Company. To assist in the solicitation of proxies, the Company has retained Corporate Investor Communications, Inc., at a fee of $6,250, plus expenses. The Company will reimburse brokers, banks, and other nominees for their reasonable expenses in sending proxy materials to beneficial owners.

        For a shareholder proposal to be included in next year's proxy statement, it must be submitted to the Company by August 4, 1997.

                                 By order of the Board of Directors,

                                                 Robert D. Dickerson
                                                           Secretary

Dated: December 2, 1996

                             ---------------------

        The Annual Report of the Company for the fiscal year ended August 31, 1996, was mailed to the shareholders beginning on or about November 15, 1996. If you have not received the Annual Report, please notify James D. Steinhilper, Group Manager, Finance, or Louise C. Ross, Manager, Investor Relations, Southwestern Public Service Company, P. O. Box 1261, Amarillo, Texas 79170, telephone: 806-378-2121, and a copy will be sent to you.

--------------------------------------------------------------------------------
18

                      SOUTHWESTERN PUBLIC SERVICE COMPANY
                                 TYLER AT SIXTH
                             AMARILLO, TEXAS 79101

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
     The undersigned, revoking all proxies heretofore given, hereby appoints
R Bill D. Helton, David M. Wilks, and Robert D. Dickerson, and each of them, as proxies of the undersigned, with full power of substitution, to vote the
O Common Stock of the undersigned at the Annual Meeting of Shareholders of Southwestern Public Service Company to be held at 11:00 a.m., local time,
X on January 8, 1997, and at any adjournment or adjournments thereof as specified herein.
Y
     (If your address has changed, pleaase provide new address and mark the "Change of Address" box on the reverse side of this card.)

               ------------------------------------------------

               ------------------------------------------------

               ------------------------------------------------

               ------------------------------------------------

YOU MAY SPECIFY YOUR CHOICE BY MARKING A BOX ON THE REVERSE SIDE, BUT IF YOU DO NOT SPECIFY A CHOICE, THE PROXIES WILL VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD.

                                                                SEE
                                                              REVERSE
                                                               SIDE

[X]   Please mark your                SHARES IN YOUR NAME    REINVESTMENT SHARES
      vote as in this
      example.

                 FOR     WITHHELD
1. Election of                        The Board of Directors recommends a vote
   Directors     [_]       [_]        FOR these nominees:
                                      CLASS I DIRECTORS: J. C. Chambers, Giles
                                      M. Forbess, Shirley Bird Perry, and
                                      David M. Wilks.
  For, except vote
  withheld from the                   2. In their discretion, the proxies
  following nominee(s):                  are authorized to vote upon any other
                                         business that may properly come before
                                         the Annual Meeting or any adjournment
  --------------------------------       or adjournments thereof.




                                          [_] Change
                                                of
                                              Address

    SIGNATURE(S)                                DATE
                --------------------------------    ------------


    SIGNATURE(S)                                DATE
                --------------------------------    ------------
    NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.